UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Bluegreen Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4960 Conference Way North, Suite 100,
Boca Raton, Florida 33431

April __, 2009

Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Corporation, which will be held on May 19, 2009 at 11:30 a.m., local time, at the Corporate Center, 2100 West Cypress Creek Road, Fort Lauderdale, FL 33309.

          The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business that will be transacted at the meeting and contain certain information about us and our officers and directors. Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please complete, sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

          On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

John M. Maloney, Jr.
President and
Chief Executive Officer

A-2

Bluegreen Corporation
4960 Conference Way North, Suite 100,
Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2009

          Notice is hereby given that the Annual Meeting of Shareholders of Bluegreen Corporation (the “Company”) will be held at the Corporate Center, 2100 West Cypress Creek Road, Fort Lauderdale, FL 33309 on May 19, 2009 commencing at 11:30 a.m., local time, for the following purposes:

1.	To elect four directors to the Company’s Board of Directors, each to serve for a term of three years.

2.	To approve an amendment to the Company’s Restated Articles of Organization increasing the number of authorized shares of the Company’s common stock from 90,000,000 shares to __,000,000 shares.

3.	To approve an amendment to the Company’s 2008 Stock Incentive Plan.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009.

5.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

          The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Annual Meeting.

          Only shareholders of record at the close of business on April 2, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Anthony M. Puleo
Secretary
April __, 2009

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Bluegreen Corporation
4960 Conference Way North, Suite 100,
Boca Raton, Florida 33431

PROXY STATEMENT

          The Board of Directors of Bluegreen Corporation (“we,” “us” “our” or the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Corporate Center, 2100 West Cypress Creek Road, Fort Lauderdale, FL 33309 on May 19, 2009 at 11:30 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting.

          This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to shareholders on or about April 29, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

          At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting accompanying this Proxy Statement, including the election of directors, the amendment to our Restated Articles of Organization, the amendment to our 2008 Stock Incentive Plan, the ratification of the appointment of our independent registered public accounting firm for fiscal 2009 (sometimes referred to as the “independent auditor”), and any other matters which may properly be brought before the Annual Meeting. Also, after the formal meeting has adjourned management will respond to appropriate questions from shareholders.

Who is entitled to vote at the Annual Meeting?

          Shareholders of record of our common stock (“Common Stock”) at the close of business on April 2, 2009 (the “Record Date”) may vote at the Annual Meeting.

What are the voting rights of the holders of Common Stock?

          Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share on each matter presented at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

          If your shares are registered directly in your name with BNY Mellon Shareowner Services, our stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

Who can attend the Annual Meeting?

          All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Shareholders who wish to attend the Annual Meeting may contact _______ at (561) ___-____ for directions.

          IF YOU ATTEND, PLEASE NOTE THAT YOU MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER’S LICENSE OR PASSPORT. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE ANNUAL MEETING.

          SHAREHOLDERS SHOULD BRING THE ADMISSION TICKET ATTACHED TO THEIR PROXY CARD IN ORDER TO FACILITATE THEIR REGISTRATION PROCESS AT THE ANNUAL MEETING. PLEASE ALSO NOTE THAT IF YOU HOLD YOUR SHARES IN “STREET NAME” AND THEREFORE YOU DID NOT RECEIVE AN

ADMISSION TICKET ATTACHED TO YOUR PROXY CARD, YOU WILL NEED TO BRING A COPY OF THE BROKERAGE STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE SO THAT YOU CAN REGISTER AT THE ANNUAL MEETING.

What constitutes a quorum?

          The presence at the Annual Meeting, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. The number of shares of Common Stock outstanding and entitled to vote on the Record Date was 32,477,220 with each share being entitled to one vote. Thus, the presence in person or by proxy of the holders of 16,238,611 shares of Common Stock will be required to establish a quorum.

What vote is required for a proposal to be approved?

          For the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

          For the amendment to our Restated Articles of Organization and the amendment to our 2008 Stock Incentive Plan, the affirmative vote of the holders of a majority of the votes entitled to be cast on each such proposal will be required for approval.

          For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009, the affirmative vote of the holders of a majority of the votes cast will be required for approval.

          Since abstentions are treated as votes cast on a proposal, abstentions will effectively count as votes against each of the amendment to our Restated Articles of Organization, the amendment to our 2008 Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

          Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes, subject to the supervision of persons designated by the Board of Directors as inspectors.

Will my broker, bank or nominee have discretion to vote my shares if I do not provide voting instructions?

          If you hold your shares in “street name” through a broker, bank or other nominee and you have not provided voting instructions to your broker, bank or nominee, then whether your broker, bank or nominee may vote your shares in its discretion depends on the proposal before the Annual Meeting. Under the rules of the New York Stock Exchange (the “NYSE”), your broker, bank or nominee may vote your shares in its discretion on “routine matters.” The election of directors, the approval of the amendment to our Restated Articles of Organization and the ratification of the appointment of our independent registered public accounting firm are all routine matters on which brokers, banks and nominees will be permitted to vote your shares if no voting instructions are furnished. However, the amendment to our 2008 Stock Incentive Plan is not a routine matter and, accordingly, your broker, bank or nominee will not have discretionary voting authority with respect to this proposal if no voting instructions are furnished. This is called a “broker non-vote.” Broker non-votes, which also includes votes with respect to which your broker, bank or nominee elects not to exercise its discretionary voting authority, will have no effect on the election of directors or the ratification of the appointment of our independent registered public accounting firm, but will effectively count as votes against the amendment to our Restated Articles of Organization and against the amendment to our 2008 Stock Incentive Plan.

How do I vote my shares?

          If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by completing, signing, and mailing in the enclosed proxy card.

          If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or nominee. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

Can I vote my shares in person at the Annual Meeting?

          Yes. If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

          However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares in person.

          Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker, bank or nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I vote by telephone or electronically?

          If you are a record shareholder, you can only vote by returning your proxy card in the enclosed envelope or by attending the Annual Meeting in person. If your shares are held in “street name,” you may vote by mail, telephone, or electronically through the Internet, by following the instructions included with the voting instruction card that has been provided by your broker, bank or other nominee.

What are my choices when voting?

          In the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. In connection with the proposal to approve the amendment to our Restated Articles of Organization, the proposal to approve the amendment to our 2008 Stock Incentive Plan and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009, you may vote for or against, or abstain from voting on, each such proposal.

What is the Board’s recommendation?

          The Board of Directors recommends a vote FOR all of the nominees for director, a vote FOR the amendment to our Restated Articles of Organization, a vote FOR the amendment to our 2008 Stock Incentive Plan and a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009.

What if I do not specify how I want my shares voted?

          If you do not specify on your proxy card how you want to vote your shares, we will vote them “FOR” all of the nominees for director, “FOR” the amendment to our Restated Articles of Organization, “FOR” the amendment to our 2008 Stock Incentive Plan and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009.

Can I change my vote?

          Yes. A shareholder may revoke his, her or its proxy by providing written notice of revocation addressed to Anthony M. Puleo, Secretary, at the above address or in person so that it is received by 11:59 p.m., Eastern Time, on Monday, May 18, 2009. Submission of a later dated and signed proxy will also revoke an earlier dated proxy. The powers of the proxy holders will be suspended if you attend the Annual Meeting and vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

          You may also revoke previously given voting instructions by filing with Broadridge either a written notice of revocation or a properly completed and signed proxy card bearing a later date, as long as such notice is received by Broadridge by 11:59 p.m. Eastern Time on Monday, May 18, 2009.

How do I vote my 401(k) shares?

          If you participate in the Bluegreen Corporation Retirement Savings Plan, you may give voting instructions as to the number of shares of Common Stock credited to your account as of the Record Date. You may provide voting instructions to SunTrust Bank (the “Trustee”) by completing and returning the proxy card accompanying this proxy statement. The Trustee will vote your shares in accordance with your duly executed instructions received by 4:00 p.m., Eastern Time, on Friday, May 15, 2009. If you do not send instructions, the Trustee will vote the number of shares equal to the shares of Common

Stock credited to your account as of the Record Date in the same proportion that it votes shares for which it did receive timely instructions. The Trustee will keep your voting instructions confidential.

Are there any other matters to be acted upon at the Annual Meeting?

             We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

          Pursuant to our bylaws, our business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of our business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

          The full Board of Directors undertook a review of each director’s independence on March 18, 2009. During these reviews, the Board considered transactions and relationships between each director or any member of his immediate family and us and our subsidiaries and affiliates. They also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. The purpose of these reviews was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and NYSE listing standards. As permitted by NYSE listing standards, the Board has determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board of Directors, (ii) payments or charitable gifts by us to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such company’s or charity’s consolidated gross revenues, (iii) investments by directors in common with each other or us and (iv) direct or indirect ownership of our Common Stock. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, the Board has affirmatively determined that Norman H. Becker, Lawrence A. Cirillo, Robert F. Dwors, Scott W. Holloway, Mark A. Nerenhausen, J. Larry Rutherford, and Arnold Sevell, who together comprise a majority of our Board, are “independent” directors within the meaning of the listing standards of the NYSE and applicable law.

Committees of the Board of Directors and Meeting Attendance

          Our Board of Directors has established Audit, Compensation, Nominating/Corporate Governance, and Investment Committees. In addition, the Board of Directors may, from time to time, establish special committees to address specific, significant matters. The Board has adopted a written charter for the Audit, Compensation and Nominating/Corporate Governance Committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investors/Management” section of our website at www.bluegreencorp.com and each is available in print, without charge, to any shareholder.

          The Board met 11 times during 2008. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he served. Nine of our ten directors attended our annual meeting of shareholders in 2008, although we have no formal policy requiring them to do so.

          The Audit Committee

          The Audit Committee consists of, and throughout 2008 consisted of, Norman H. Becker, Chairman, Robert F. Dwors, J. Larry Rutherford and Arnold Sevell. The Board has determined that all members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the NYSE and applicable Securities and Exchange Commission (“SEC”) regulations. Mr. Becker, the chair of this Committee, has been determined to be qualified as an “audit committee financial expert” within the meaning of SEC regulations and the Board has determined that Mr. Becker has finance and accounting expertise which results in his “financial sophistication” within the meaning of the listing standards of the NYSE. The Audit Committee met seven times during the 2008 fiscal year and its members also held various informal conference calls and meetings as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of our independent auditor, and (iv) the performance of our internal audit function. In connection with these oversight functions, the Audit Committee receives reports from and meets with our internal audit group, management and our independent auditor. The Committee receives information concerning internal control over financial reporting and any deficiencies in such controls, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included at page 23.

          The Compensation Committee

          Prior to and including February 20, 2008, the Compensation Committee consisted of Scott W. Holloway, Chairman, Mark A. Nerenhausen and J. Larry Rutherford. Since February 21, 2008, the Compensation Committee consists of Scott W. Holloway, Chairman, J. Larry Rutherford and Arnold Sevell. All of the members of the Compensation Committee were determined to be “independent” within the meaning of the listing standards of the NYSE. In addition, each Compensation Committee member is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee met five times during 2008. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of our executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of our other executive officers. It also administers our equity-based compensation plans. A report from the Compensation Committee is included at page 15.

          The Nominating/Corporate Governance Committee

          The Nominating/Corporate Governance Committee consists of, and throughout 2008 consisted of, Arnold Sevell, Chairman, Norman H. Becker and Lawrence A. Cirillo. All of the members of the Nominating/Corporate Governance Committee are considered to be “independent” within the meaning of the listing standards of the NYSE. The Committee met twice during 2008. The Nominating/Corporate Governance Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for us, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

          Generally, the Committee will identify director candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Committee considers appropriate. In assessing potential new directors, the Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and our evolving needs. We also require that our Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending Board and applicable committee meetings. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

          The Investment Committee

          The Investment Committee consists of, and throughout 2008 consisted of, Alan B. Levan, Chairman, John E. Abdo and J. Larry Rutherford. The Investment Committee met 12 times in 2008. The Investment Committee assists the Board in supervising and overseeing the management of our investments in capital assets. Specifically, the Investment Committee (i) reviews and approves all real property acquisitions and (ii) authorizes new project debt subject to guidelines established by the Board. The approval of the Investment Committee is required prior to our acquisition of real estate or for project financing. The decisions of the Investment Committee are subject to ratification by the full Board of Directors.

Executive Sessions of Non-Management and Independent Directors

          Our non-management directors met twice in executive session of the Board in which members of management did not participate. Arnold Sevell was the presiding director for these sessions.

Communications with the Board of Directors and Non-Management Directors

          Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to Investor Relations, Bluegreen Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431. If the person submitting the letter is one of our shareholders, the letter should include a statement indicating such. Depending on the subject matter, we will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

          A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Business Conduct and Ethics

          We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. During March 2008, we made ministerial amendments to the Code of Business Conduct and Ethics relating to the review of related party transactions. We will post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer), and the Code of Business Conduct and Ethics, as amended during March 2008, is available, on our website at www.bluegreencorp.com.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based solely upon a review of the copies of the forms furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2008, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

PROPOSALS AT THE ANNUAL MEETING

1) PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

          There are currently ten members of the Board of Directors. Our bylaws provide that the directors are classified, with respect to the time during which they hold office, into three classes, as nearly equal in number as possible. Directors are elected for three-year terms. The term of office of the directors in one of the classes expires each year, and their successors are elected at each annual meeting of shareholders for a term of three years and until their successors are duly elected. The Nominating/Corporate Governance Committee recommended for nomination and the Board has nominated Messrs. Becker, Dwors, Rutherford and Sevell for election to the class, the term of which expires in 2012.

          Unless contrary instructions are received, the enclosed proxy will be voted for the election of the four nominees listed below. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES. Messrs. Becker, Dwors, Rutherford and Sevell, each of whom currently serves as a director, were recommended for election and have consented to serve, if elected, for the term described herein. Although the Board of Directors does not contemplate that any of the nominees will be unavailable for election, in the event that vacancies occur unexpectedly, the enclosed proxy, unless authority has been withheld as to such nominee, will be voted for such substituted nominees, if any, as may be designated by the Board.

          The principal occupations and business experience of the nominees for director, and each director whose term will continue following the Annual Meeting, for at least the preceding five years along with any directorships of other publicly owned or registered investment companies are as follows:

Nominees for Election at the 2009 Annual Meeting, Each of Whom Will Serve for a Term of Three Years Expiring in 2012

          Norman H. Becker, age 71, became a director in March 2003. Mr. Becker is currently, and has been for more than ten years, self-employed as a Certified Public Accountant. Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. Mr. Becker is also a director of Benihana, Inc. (“Benihana”), a publicly-traded company which operates restaurants, and a director and an officer of Proguard Acquisition Corp.

          Robert F. Dwors, age 66, became a director in October 2005. In 2006, Mr. Dwors became the President of Resort Development of Cypress Equities, a real estate development company. From 1995 until 2006, Mr. Dwors served as Senior Vice President of Corporate Real Estate Services for AutoNation, Inc.

          J. Larry Rutherford, age 62, became a director in 1997. Since September 1999, Mr. Rutherford has been the President and Chief Executive Officer of SouthStar Development Partners, Inc., a real estate developer. From 1990 to 1999, he served as the President and Chief Executive Officer of Atlantic Gulf Communities Corporation, a land development company.

          Arnold Sevell, age 61, became a director in 2002. For more than fifteen years, Mr. Sevell has been the President of Sevell Realty Partners, Inc. (and its predecessor company), a full-service commercial real estate firm, and an affiliated company, Sevell Realty Holdings, LLC, as well as Sevell Family Holdings, LLC. Mr. Sevell also serves as a member of the Planning and Zoning Board of Boca Raton, Florida.

Directors Continuing in Office, Each of Whom Will Serve until 2010

          Alan B. Levan, age 64, became a director in 2002. In May 2002, Mr. Levan was elected as our Chairman of the Board. Mr. Levan has been the Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp, Inc. (“BBC”) since 1994, and Chairman of the Board of BankAtlantic, BBC’s banking subsidiary, since 1987. Since 1985, Mr. Levan has also served as the Chairman of the Board and Chief Executive Officer of Woodbridge Holdings Corporation (“Woodbridge”), a publicly traded company historically engaged in real estate development and, since 1978 he has served as the Chairman of the Board and Chief Executive Officer of BFC Financial Corporation (“BFC”) or its predecessors. BFC is a publicly traded diversified holding company, and its current major holdings include controlling interests in BBC and Woodbridge.

          Lawrence A. Cirillo, age 70, became a director in October 2003. Mr. Cirillo was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. From 2000 to present, Mr. Cirillo has served as a tanker broker with Southport Maritime, Inc.

          Mark A. Nerenhausen, age 54, became a director in October 2003. From 1998 to February 2009, Mr. Nerenhausen served as President and Chief Executive Officer of the Performing Arts Center Authority in Fort Lauderdale, Florida, and the successor to the Broward Center for the Performing Arts. Since March 2009, Mr. Nerenhausen has served as President and Chief Executive Officer of the Dallas Center for the Performing Arts.

Directors Continuing in Office, Each of Whom Will Serve until 2011

          John E. Abdo, age 65, became a director in 2002. In May 2002, Mr. Abdo was elected as Vice Chairman of our Board. Mr. Abdo has been the Vice Chairman of BBC since 1994 and a director of BankAtlantic since 1984. Mr. Abdo also serves as Vice Chairman of the Board of BFC and Woodbridge. Mr. Abdo is also a director of Benihana and President of Abdo Companies, Inc. Mr. Abdo also serves as a director for each of the Broward Performing Arts Foundation and Performing Arts Center Authority.

          Scott W. Holloway, age 60, became a director in October 2003. Since 1986, Mr. Holloway has served as a President, Chief Executive Officer and sole owner of Hampton Financial Group, Inc. (“HFG”), a company involved in real estate development, investment, management and mortgage brokerage. In 2001, HFG established iCAP Realty Advisors, LLC, a national commercial mortgage banking and investment sales company. In 2000, Mr. Holloway co-founded Holloway Technology, LLC f/k/a Holloway Irrigation Systems, Inc., a company that develops irrigation and growing systems for outdoor container-grown plants. In March 2005, Mr. Holloway formed US Realty Capital, LLC, a national capital advisory company.

          John Laguardia, age 70, became a director in 2000. Since August 2008, Mr. Laguardia has served as the President and Chief Executive Officer of Liberty Consulting USA, LLC, a real estate and troubled asset consulting company. From 2005 until January 2008, he served as Senior Vice President-Acquisitions of Woodbridge and, from 2004 through April 2005, he was the Chairman of the Board and Chief Executive Officer of Bowden Building Corporation, a subsidiary of Woodbridge. From 1999 through April 2004, he was the President, Chief Executive Officer and Chief Operating Officer of ALH II, Inc., a holding company involved in the roll-up of regional homebuilders located in the southeastern United States. From 1997 through 1999, Mr. Laguardia served as the Executive Vice President and Chief Operating Officer of Atlantic Gulf Communities Corporation, a publicly traded real estate development company. Mr. Laguardia was the President and Chief Executive Officer for American Heritage Homes from 1994 to 1997. Mr. Laguardia also serves as a director of the Schooner Point Condominium Association.

Identification of Executive Officers and Significant Employees

          The following individuals serve as executive officers of the Company:

Name	Age	Position

John M. Maloney, Jr.	47	President and Chief Executive Officer

Daniel C. Koscher	51	Senior Vice President; President and Chief Executive Officer of Bluegreen Communities

Anthony M. Puleo	41	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

David L. Pontius	53	Senior Vice President; President, Bluegreen Management Services

David Bidgood	51	Senior Vice President; President, Bluegreen Resort Field Sales & Marketing

Susan J. Saturday	49	Senior Vice President and Chief Human Resources Officer

          All executive officers serve until they resign or are replaced or removed by the Board of Directors.

The following information is provided for the executive officers:

John M. Maloney, Jr. joined us in 2001 as Senior Vice President of Operations and Business Development for Bluegreen Resorts. In May 2002, Mr. Maloney was named our Senior Vice President of the Company and President of Bluegreen Resorts and he was appointed Executive Vice President and Chief Operating Officer in November 2005. Effective January 2007, Mr. Maloney was appointed President and Chief Executive Officer. Prior to Bluegreen, Mr. Maloney served in various positions with ClubCorp, most recently as the Senior Vice President of Sales and Marketing for the Owners Club by ClubCorp, and held various positions with Hilton Grand Vacations Company, most recently as the Director of Sales and Marketing for the South Florida area.

Daniel C. Koscher joined us in 1986. During his tenure, he has served in various financial management positions including Chief Accounting Officer and Vice President and Director of Planning/Budgeting. In 1996, he became Senior Vice President of the Company and President of Bluegreen Communities. In November 2005, Mr. Koscher was elected Chief Executive Officer of Bluegreen Communities. Mr. Koscher holds an M.B.A. along with a B.B.A. in Accounting and is a Registered Resort Professional.

Anthony M. Puleo joined us in 1997 as Chief Accounting Officer. Mr. Puleo was elected Vice President in 1998 and Senior Vice President in 2004. Mr. Puleo served as Interim Chief Financial Officer from April through August 2005. In August 2005, he was elected Chief Financial Officer and Treasurer. From December 1990 through October 1997, Mr. Puleo held various positions with Ernst & Young LLP, most recently serving as a Senior Manager in the Assurance and Advisory Business Services group. Mr. Puleo holds a B.B.A. in Accounting and is a Certified Public Accountant.

David L. Pontius joined us in 2007 as Senior Vice President and President, Bluegreen Resorts. In December 2008 Mr. Pontius was appointed President of Resorts Management Services. From 2002-2007, Mr. Pontius worked at Wyndham Vacation Ownership, Inc. and its sister company RCI Global Vacation Network (RCI). From 2006-2007, he served as Executive Vice President, Hospitality, Strategic Planning and Chief Customer Officer at Wyndham Vacation Ownership. From 2002-2006, Mr. Pontius served as President and CEO of RCI North America. From 1996-2002, Mr. Pontius served in positions of increasing responsibilities at Hilton Grand Vacations where he finished as Senior Vice President of Operations. From 1992-1996, Mr. Pontius served as Chief Operating Officer of Vacation Internationale, one of the pioneer companies in timesharing and points-based clubs.

David Bidgood joined us in 1997 as Vice President for Bluegreen’s Midwest Region and the Senior Vice President for the Midwest and Tennessee Region with Bluegreen’s acquisition of RDI. In December 2000, Mr. Bidgood was promoted to Senior Vice President, National Sales Director Bluegreen Resorts Division. In 2007, Mr. Bidgood was promoted to Executive Vice President of National Sales and Marketing and became an officer of Bluegreen Corporation. In December 2008, Mr. Bidgood was appointed President, Bluegreen Resorts Field Sales & Marketing. Prior to joining Bluegreen, Mr. Bidgood held a variety of positions and has been involved in all aspects of resort development.

Susan J. Saturday joined us in 1988. During her tenure, she has held various management positions with us including Assistant to the Chief Financial Officer, Divisional Controller and Director of Accounting. In 1995, she was elected Vice President and Director of Human Resources and Administration. In 2004, Ms. Saturday was elected Senior Vice President and Chief Human Resources Officer. From 1983 to 1988, Ms. Saturday was employed by General Electric Company in various financial management positions including the corporate audit staff. Ms. Saturday holds a B.B.A. in Accounting and an M.S. in Human Resource Management.

Certain Relationships and Related Transactions

          Any existing loans to our officers and employees other than in the ordinary course of business have been approved by a majority of disinterested, non-management directors. In accordance with applicable law and regulations, we will not make any new loans to, or advances on behalf of, our executive officers nor will we modify in any respect any currently outstanding loan to any executive officer.

          Woodbridge beneficially owns approximately 29% of our outstanding common stock. During 2008, we paid approximately $430,000 to affiliates of Woodbridge for various services for us, the majority of which related to risk management. During 2008, we received approximately $76,000 from affiliates of Woodbridge for certain services provided by us to Woodbridge or its affiliates.

Review and Approval of Related Person Transactions

          We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We affirmatively request information from the directors and executive officers with respect to related person transactions and based on such information determine, based on the facts and circumstances, whether we or a related person may have a direct or indirect material interest in the transaction. As set forth in their respective charters, the Audit Committee, in the case of related person transactions which present issues regarding accounting, internal accounting controls, or auditing matters, or the Nominating / Corporate Governance Committee, in the case of all other related person transactions, reviews and approves (or ratifies) related person transactions. .In connection with such review, the reviewing committee considers:

-	the nature of the related person’s interest in the transaction;

-	the material terms of the transaction, including, without limitation, the amount and type of transactions;

-	the importance of the transaction to the related person;

-	the importance of the transaction to us;

-	whether the transaction would impair the judgment of a director or executive officers to act in our best interest; and

-	any other matters the reviewing committee deems appropriate.

          Any member of the reviewing committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

It is also our policy that any transaction not in the ordinary course of our business with an executive officer, director, principal shareholder, or affiliate of any of them, involving in excess of $10,000 must be approved by a majority vote of disinterested directors, and must be on terms no less favorable to us than those which could reasonably be obtained from an independent third party.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

          Our Compensation Committee (sometimes referred to within this section as the “Committee”) reviews and determines the compensation of our Named Executive Officers (those individuals named below), administers our equity incentive plans (including reviewing and approving grants to our Named Executive Officers), makes recommendations to shareholders with respect to proposals related to compensation matters and generally consults with management regarding employee compensation programs.

          The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and, if appropriate, revise the charter. The Board determines the Compensation Committee’s membership, which is composed entirely of independent directors. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. At Board meetings, the Chairman of the Compensation Committee reports on Compensation Committee actions and recommendations, with all discussions of compensation occurring in executive sessions of the Board.

          Pursuant to its authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee, during 2008, the Compensation Committee engaged the services of Mercer Human Resource Consulting and Johnson Associates, Inc. (the “Consultants”) to meet with and advise the Compensation Committee with respect to evaluating the competitiveness of our compensation program for our Named Executive Officers and programs aimed at aligning executive compensation with our performance and shareholders’ interests.

          Our Named Executive Officers are the following individuals:

Name	Position

John M. Maloney, Jr.	President and Chief Executive Officer

Daniel C. Koscher	Senior Vice President; President and Chief Executive Officer of Bluegreen Communities

Anthony M. Puleo	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

David L. Pontius	Senior Vice President; President of Bluegreen Resorts

David Bidgood	Senior Vice President; Executive Vice President of Sales & Marketing of Bluegreen Resorts

          Compensation Components and Alignment to Compensation Goals. For 2008, the compensation received by our Named Executive Officers consisted of a base salary, a cash bonus (except for Mr. Maloney who did not receive a cash bonus during 2008), restricted stock and stock option awards, and health and welfare benefits.

          The Committee’s goal in designing the compensation package for our Named Executive Officers is to attract and retain key talent, and align compensation with the Company’s short term and long term goals.

          Attraction and Retention of Key Talent: The compensation package seeks to retain key executives by offering:

•	Competitive cash compensation, consisting of base salary and bonus opportunity, which are consistent with those offered in the marketplace for executives in similar positions or responsibilities,

•	A package of competitive benefits, and

•	A competitive stock-based compensation program.

          Alignment of Compensation with Company Goals: The Committee seeks to align compensation with the Company’s short term and long term goals through:

•	Emphasis on corporate performance goals,

•	Stock-based compensation grants to incentivize efforts which improve share price, and

•	Stock-based grants and bonuses linked to Company performance goals.

          The Company recognizes that the market price of the Company’s Common Stock is influenced by many economic factors, including the overall state of the economy, the real estate market, and the credit environment, all of which are largely outside of the control of the Company and its management. In recognition of this fact, the Company grants stock options and restricted stock in its effort to align the interests of management with the interest of shareholders and may rely on discretionary bonuses when appropriate to compensate executive management.

          The Compensation Committee believes that the compensation program for our Named Executive Officers is appropriately based upon our performance, the performance and level of responsibility of the Named Executive Officers, and data regarding the compensation levels paid to comparable executives at comparable companies.

Role of Executive Officers in Compensation Decisions

          The Compensation Committee made all compensation decisions for each of the Named Executive Officers, and approved recommendations regarding equity awards to all of our employees. The Chief Executive Officer annually reviews the performance of each of the Named Executive Officers (other than the Chief Executive Officer, whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations made based on these reviews, including those with respect to setting and adjusting base salary, annual cash incentive awards and bonuses and stock-based awards, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying upward or downward any recommended amounts or awards. In 2008, the Compensation Committee accepted without modification the recommendations of the Chief Executive Officer.

Compensation of Our Named Executives Officers

          The Compensation Committee engaged the Consultants to conduct a review of the compensation program for the Chief Executive Officer and the other Named Executive Officers. The Consultants provided the Compensation Committee with reports, studies and relevant market data as well as alternatives to consider when making compensation decisions for the Chief Executive Officer and in connection with acting on the recommendations made by the Chief Executive Officer.

          As indicated above, the Compensation Committee has structured the compensation program for our Named Executive Officers with the goal of motivating them to achieve our business objectives and to reward them upon achievement of those objectives.

          In addition, in determining discretionary bonus amounts, if any, the Compensation Committee reviewed the specific efforts of the Named Executive Officers and considered whether the goals of the executive, notwithstanding his efforts, were adversely affected by factors which he could not control or materially influence. The Committee discussed the impact of the performance of one division on the second and how executives whose bonuses are tied to both divisions should be determined in light of the current real estate market conditions largely outside of the executive’s control.

Base Salary

          In setting base salaries, the Compensation Committee periodically examines market compensation levels and trends observed in the market for executives of comparable experience and skills. Market information is used as an initial frame of reference for establishing and adjusting base salaries.

          As described above, the Compensation Committee also made 2008 base salary decisions for the Named Executive Officers (other than the Chief Executive Officer) based on recommendations from the Chief Executive Officer, which includes a formal performance review of each Named Executive Officer based on the achievement of individual objectives set for him at the beginning of the year.

          With respect to base salary decisions for the Chief Executive Officer, the Compensation Committee made an assessment of Mr. Maloney’s past performance with the Company and its expectations as to his future contributions to us as Chief

Executive Officer. We also considered the factors described above for the other Named Executive Officers, including examining market compensation levels and trends and evaluating his individual performance and efforts and our financial condition, operating results and attainment of strategic objectives. In evaluating the performance of Mr. Maloney for purposes of not only his base salary, but also his cash bonus and equity awards under our long-term equity incentive compensation program, the Compensation Committee considered the information received from the Consultants regarding their competitive analysis of peer companies, as well as the Company’s 2008 operating results and its financial condition.

          The base salaries of our Named Executive Officers for 2008 did not change from their 2007 levels. In addition, the base salaries of Named Executive Officers for 2009 were not changed from their 2008 levels, except for the base salary of Mr. Pontius, which was reduced from $500,000 in 2008 to $450,000 in 2009 as a result of his change in position from President of Bluegreen Resorts to President of Bluegreen Management Services.

Cash Bonus

          The Company has an annual incentive program approved by the shareholders in 2006 which is a cash bonus plan which includes elements tied to the achievement of pre-established divisional and Company-wide annual financial performance objectives. There is also a discretionary element within the program tied to a subjective evaluation of overall performance in areas outside those that can be objectively measured from financial results. These objectives are established each year during our annual budget process. The portion of an executive officer’s cash bonus under our annual incentive program that is related to financial performance objectives varies upon the impact that he or she has on the overall corporate and divisional financial performance. Each executive officer’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive officer’s responsibilities. The financial performance objectives included earnings per share and field operating profit (by division) targets. The components of the subjective evaluation included creation of long-term opportunities for us, generating liquidity for our operations and improving our products and services.

          In 2008, a total of $1,479,459 in cash bonuses was awarded to the Named Executive Officers as follows: Messrs. Pontius and Bidgood were paid bonuses of $503,277 and $751,182, respectively, under the formula based component of the annual incentive program based on their achievement of pre-established financial performance objectives while Messrs Koscher and Puleo were paid discretionary bonuses of $50,000 and $175,000, respectively, based on the recommendations of the Chief Executive Officer and the Committee’s view of their substantial efforts and contributions to the Company in 2008. While the Committee recognized Mr. Maloney’s leadership of the Company during this challenging economic time, based on the current economic environment, the Committee decided not to award Mr. Maloney a discretionary cash bonus during 2008.

Long-Term Equity Incentive Compensation

          Our long-term equity incentive compensation program provides an opportunity for the Named Executive Officers, and our other employees, to increase their stake in the Company through grants of restricted shares of our Common Stock or options to purchase shares of our Common Stock. This program encourages executive officers to focus on our long-term performance by aligning their interests with those of our shareholders, since the ultimate value of such compensation is directly dependent on the stock price. The Compensation Committee believes that providing our Named Executive Officers and others with opportunities to acquire an interest in our growth and prosperity through the grant of stock or stock options enables us to attract and retain qualified and experienced executive officers.

          The Compensation Committee’s grant of restricted shares and stock options to our Named Executive Officers is based on an assessment of the individual’s contribution to our success and growth. Generally speaking, the long term equity compensation of our Named Executive Officers is linked to year-over-year growth in earnings (earnings per share and/or segment results). Decisions by the Compensation Committee regarding grants of restricted shares and stock options to executive officers, including the Named Executive Officers, are generally made based upon the recommendation of the Chief Executive Officer (other than with respect to decisions regarding equity-based compensation to be granted to the Chief Executive Officer), the level of the executive officer’s position with us, an evaluation of the executive officer’s past and expected future performance, the number of restricted shares and stock options previously granted to and currently held by the executive officer, and discussions with the executive officer.

          In 2008, each Named Executive Officer other than Mr. Koscher was granted restricted shares and stock options, The restricted shares vest on the fifth anniversary of the date of grant, or earlier under certain circumstances such as a change in control. The Compensation Committee believes that the restricted shares, and the terms and conditions thereof, including the vesting schedule, serve as a significant aid in the retention of our executive officers.

Internal Revenue Code Limits on Deductibility of Compensation

          Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

          The Compensation Committee believes that it is generally in our best interest to attempt to structure performance-based compensation, including restricted stock, stock options and cash bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. In an effort to meet these objectives, we adopted the 2006 performance-based annual incentive program to provide performance based goals. The Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable us to meet our overall objectives, even if we may not deduct all of the compensation. Based on the discretion the Compensation Committee has in making determinations with respect to cash bonuses, a portion of the compensation paid by us to our Named Executive Officers may not satisfy the requirements for deductibility under Section 162(m) in future years.

Employment Agreements

          In May 2002, we entered into an employment agreement with Mr. Koscher. The employment agreement had an initial term of one year with automatic one-year extensions unless terminated by either Mr. Koscher or us upon not less than 60 days notice prior to the end of the then-current term. The employment agreement provides that Mr. Koscher will receive a base salary (which was $400,000 in 2008), subject to annual increases at the discretion of the Compensation Committee, and certain other benefits and will be eligible to receive a cash bonus as determined by the Compensation Committee.

          In connection with the hiring of Mr. Pontius in April 2007, the Company agreed to pay Mr. Pontius a base salary of $500,000 (reduced to $450,000 in 2009 as a result of his change in position from President of Bluegreen Resorts to President of Bluegreen Management Services), subject to annual increases at the discretion of the Compensation Committee, and certain other benefits, as well as a bonus equal to 100% of base salary based upon achievement of targeted financial metrics, with a potential of up to 150% of base salary. In addition, in the event of Mr. Pontius’ termination by the Company without cause, Mr. Pontius will receive a severance payment in an amount equal to his then-current annual base salary plus a prorated bonus payment based on performance.

COMPENSATION COMMITTEE REPORT

          The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

          The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Members of the Compensation Committee:

Scott W. Holloway, Chairman
Arnold Sevell
J. Larry Rutherford

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information concerning compensation paid or accrued by us to or on behalf of our Named Executive Officers for the fiscal years ended December 31, 2008, 2007, and 2006.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)

John M. Maloney, Jr.,	2008	$600,000		—	$453,198	$372,229	—	—	$15,265	$1,440,692
President and Chief Executive	2007	600,000		750,000	41,197	278,128	—	—	12,609	1,681,934
Officer	2006	300,000		475,000	—	244,953	229,572	—	2,530	1,252,055

Daniel C. Koscher, Senior	2008	$400,000		$50,000	$51,733	$193,825	—	—	$22,580	$718,138
Vice President; Chief	2007	400,000		—	23,465	228,882	348,266	—	23,540	1,024,153
Executive Officer - Bluegreen	2006	300,000		429,397	—	195,707	141,474	—	3,130	1,069,708
Communities

David L. Pontius, Senior Vice	2008	$500,000		150,000	$188,857	$44,699	$503,277	—	$13,500	$1,400,333
President; President –	2007	291,667	(6)	150,000	—	—	553,685	—	7,000	1,002,352
Bluegreen Resorts	2006	—		—	—	—	—	—	—	—

David Bidgood, Senior Vice	2008	$400,000		—	$225,865	$128,876	$751,182	—	$11,400	$1,517,323
President; Executive Vice	2007	400,000		—	27,465	176,401	760,177	—	7,960	1,372,003
President of Sales and	2006	—		—	—	—	—	—	—	—
Marketing – Bluegreen Resorts

Anthony M. Puleo, Senior	2008	$300,000		$175,000	$139,159	$141,372	—	—	$8,658	$764,189
Vice President, Chief Financial	2007	300,000		38,367	10,921	113,288	186,633	—	5,762	654,971
Officer and Treasurer	2006	275,000		127,989	—	98,543	97,011	—	1,000	599,543

(1)

The 2008 amounts for Messrs. Koscher and Puleo represent cash bonuses paid under the discretionary component of our annual incentive program based on a subjective evaluation of overall performance, as more fully described in the “Compensation Discussion and Analysis” section beginning on page 12. The 2008 amount for Mr. Pontius represents a signing bonus paid to him during December 2008. In connection with his hiring during July 2007, the Company agreed to pay Mr. Pontius a signing bonus of $450,000 to be paid in 3 installments, of which $150,000 was paid in each of December 2007 and 2008. The remaining installment is anticipated to be paid in January 2010, subject to Mr. Pontius’ continuing employment with the Company,

(2)

Represents the dollar amount of compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of stock based compensation awards, including amounts from awards granted prior to 2008. Restricted stock awards were valued at the market price of our stock on the date of grant and stock options were valued under an option pricing model. Assumptions used in the calculation of the fair value of stock options are included in Note 1 to our Consolidated Financial Statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. There were no forfeitures during 2008. Additional information regarding these stock awards granted to the Named Executive Officers in 2008, including the grant date fair value of such stock awards, is set forth in the “2008 Grants of Plan-Based Awards” table below.

(3)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of stock option grants, including amounts from options granted prior to 2008. Assumptions used in the calculation of these amounts are included in Note 1 to our Consolidated Financial Statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. There were no forfeitures during 2008. Additional information regarding stock options awarded to the Named Executive Officers in 2008, including the grant date fair value of such stock options, is set forth in the “2008 Grants of Plan-Based Awards” table below.

(4)

The 2008 amount for Messrs. Pontius and Bidgood represent cash bonuses paid under the formula-based component of our annual incentive program based on the achievement of financial performance goals, as more fully described in the “Compensation Discussion and Analysis” section beginning on page 12.

(5)	See table below for details of All Other Compensation for the 2008 fiscal year.

(6)	Amount represents the pro-rated annual base salary of $500,000 for Mr. Pontius, who joined the Company in July 2007.

2008 ALL OTHER COMPENSATION

The following table sets forth certain information concerning the amounts under “All Other Compensation” in the “Summary Compensation Table” above.

Name	Perquisites and Other Personal Benefits ($)		Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)

John M. Maloney, Jr.	$7,158		$6,607	$1,500	$15,265

Daniel C. Koscher	$12,900	(1)	$8,180	$1,500	$22,580

David L. Pontius	$12,000	(2)	—	$1,500	$13,500

David Bidgood	$9,900		—	$1,500	$11,400

Anthony M. Puleo	$7,158		—	$1,500	$8,658

(1)	This amount is comprised of tickets for sporting events and a membership at a golf club.

(2)	Amount represents a car allowance of $1,000 per month.

2008 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information concerning grants of awards to the Named Executive Officers pursuant to our non-equity and equity incentive plans in the fiscal year ended December 31, 2008.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)

Name	Grant Date		Threshold	Target	Maximum		All Other Stock Awards: Number of Shares of Stock (#) (2)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)

John M. Maloney, Jr.	2/13/08		—	$—	$750,000		77,336			$720,000
	5/21/08	(5)					275,000	275,000	$7.50	$2,810,197

Daniel C. Koscher			—	$600,000		(4)	—	—	—	—

David L. Pontius	2/13/08		—	$500,000	$750,000		56,391	—	—	$525,000
	5/21/08	(5)					112,500	112,500	$7.50	$1,149,626

David Bidgood	2/13/08		—	$600,000		(4)	56,391	—	—	$525,000
	5/21/08	(5)					85,000	85,000	$7.50	$868,606

Anthony M. Puleo	2/13/08		—	$225,000		(4)	25,779			$240,000
	5/21/08	(5)					85,000	85,000	$7.50	$868,606

(1)

Represents the estimated possible payouts of cash awards under the formula-based component of our annual incentive program which is tied to financial performance goals. The actual amount of cash bonuses paid in 2008 under the formula-based component of our annual incentive program is included under “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above. Our annual incentive program is more fully described in the “Compensation Discussion and Analysis” section beginning on page 12.

(2)

Amounts represent grants of restricted stock that were granted under our 2005 Stock Incentive Plan (with respect to the February 2008 grants) and our 2008 Stock Incentive Plan (with respect to the May 2008 grants) and vest 100% on the fifth anniversary of the date of grant. See note 5 below for additional vesting terms for the May 2008 grants.

(3)	Amounts represent the grant-date fair value in accordance with SFAS No. 123(R).

(4)	In 2008, there was no maximum possible payout of cash awards to Messrs. Koscher, Bidgood, and Puleo under the formula-based component of our annual incentive program.

(5)

The stock options and restricted shares are scheduled to vest on May 21, 2013. However, in the event of a change-in-control of the Company at a price of at least $12.50 per share, a percentage (of up to 100%) of the options and restricted shares will vest depending on both the date of the change-in-control and the actual price for a share of Common Stock in the transaction which results in the change-in-control..

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of December 31, 2008.

	Option Awards						Stock Awards

	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested

Name	Exercisable		Unexercisable

John M. Maloney, Jr.	20,000	(1)	—		$2.29	5/24/2011	—	—		—	—
	100,000	(2)	—		$5.84	10/9/2013	—	—		—	—
	—		65,000	(3)	$18.36	7/20/2015	—	—		—	—
	—		45,000	(4)	$12.07	7/19/2016	—	—		—	—
	—		—		—	—	37,848	$118,464	(7)	—	—
	—		—		—	—	77,336	$242,062	(8)	—	—
	—		—		—	—	275,000	$860,750	(9)	—	—
	—		275,000	(9)	$7.50	5/21/2015	—	—		—	—

Daniel C. Koscher	89,224	(5)	89,224		$3.48	2/19/2013	—	—		—	—
	—		56,000	(3)	$18.36	7/20/2015	—	—		—	—
	—		45,000	(4)	$12.07	7/19/2016	—	—		—	—
	—		—		—	—	21,556	$67,470	(7)	—	—

David L. Pontius	—		—		—	—	24,779	$77,558	(8)	—	—
	—		—		—	—	112,500	$352,125	(9)	—	—
	—		112,500	(9)	$7.50	5/21/2015	—	—		—	—

David Bidgood	200,000	(6)	—		$3.45	6/25/2012	—	—		—	—
	—		24,000	(3)	$18.36	7/20/2015	—	—		—	—
	—		30,000	(4)	$12.07	7/19/2016	—	—		—	—
	—		—		—	—	25,232	$78,976	(7)	—	—
	—		—		—	—	56,391	$176,504	(8)	—	—
	—		—		—	—	85,000	$266,050	(9)	—	—
	—		85,000	(9)	$7.50	5/21/2015	—	—		—	—

Anthony M. Puleo	15,000	(5)	—		$3.48	2/19/2013	—	—		—	—
	—		35,000	(3)	$18.36	7/20/2015	—	—		—	—
	—		20,000	(4)	$12.07	7/19/2016	—	—		—	—
	—		—		—	—	10,033	$31,403	(7)	—	—
	—		—		—	—	25,779	$80,688	(8)	—	—
	—		—		—	—	85,000	$266,050	(9)	—	—
	—		85,000	(9)	$7.50	5/21/2015	—	—		—	—

(1)	Vested ratably over a five-year period ended May 24, 2006.

(2)	Vested on October 9, 2008.

(3)	Vests on July 20, 2010.

(4)	Vests on July 19, 2011.

(5)	Vested on February 19, 2008.

(6)	Vested on June 25, 2007.

(7)	Vests on July 18, 2012.

(8)	Vests on February 13, 2013.

(9)

Scheduled to vest on May 21, 2013. However, in the event of a change-in-control of the Company at a price of at least $12.50 per share of Common Stock, a percentage (of up to 100%) of the options and restricted shares will vest depending on both the date of the change-in-control and the actual price for a share of Common Stock in the transaction which results in the change-in-control.

2008 OPTION EXERCISES AND STOCK VESTED

None of the Named Executive Officers exercised any stock options during 2008, and no restricted shares held by any Named Executive Officer vested during 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table sets forth certain information with respect to compensation that would become payable if the Named Executive Officers had ceased employment under the various circumstances below. The amounts shown assume that such cessation of employment was effective as of December 31, 2008. The actual amounts to be paid can only be determined at the time of such executive’s separation from us.

					Before Change in Control		Within One Year After Change in Control

Name	Benefit	Retirement	Disability (3)	Death (4)	Termination without Cause		Resignation for Good Reason (4)	Termination without Cause (4)

John M. Maloney, Jr.	—	—	—	—	—		—	—

Daniel C. Koscher (1)	Base Salary	—	$400,000	$—	$500,000	(5)	$500,000	$500,000
	Bonus	—	50,000	50,000	50,000		50,000	50,000
	Benefits		12,000	—	15,000	(5)	15,000	15,000

David L. Pontius (2)	Base Salary	—	—	—	$400,000	(3)	—	—
	Bonus	—	—	—	600,000	(6)	—	—

David Bidgood	—	—	—	—	—		—	—

Anthony M. Puleo	—	—	—	—	—		—	—

(1)

Under Mr. Koscher’s employment agreement, if we terminate Mr. Koscher without cause, or if he resigns for good reason within one year after a change in control, then we are obligated to pay him his base salary and benefits for 15 months as well as a bonus. Under the employment agreement, termination of Mr. Koscher without cause will be deemed to occur upon, among other things, a determination by us not to renew the employment agreement upon expiration of the then-current term, a significant decrease of Mr. Koscher’s position, duties or responsibilities, our failure to obtain the assumption of the employment agreement by any successor to our business, or the sale of all or substantially all of our business or assets or our liquidation. In the event Mr. Koscher becomes disabled, his employment will terminate and he will be entitled to receive his base salary and benefits for 12 months as well as a bonus.

(2)

Under the offer letter pursuant to which we hired Mr. Pontius, if we terminate Mr. Pontius without cause, then we will be obligated to pay him his then-current base salary for 12 months plus a prorated bonus payment based on performance.

(3)	Aggregate amount of payments to be made over a period of 12 months. Mr. Koscher’s bonus would be pro-rated from the beginning of the year to the date of the event.

(4)	Payments to be made in one lump-sum and would be pro-rated from the beginning of the year to the date of death.

(5)	Aggregate amount of payments to be made over a period of 15 months.

(6)

Aggregate amount of payment to be made in one lump sum and would be pro-rated based on performance. The minimum amount that can be received is 100% of Mr. Pontius’s base salary, while the maximum amount he could receive would be150% of his base salary.

Compensation of Directors

          The current compensation for non-employee directors has been in effect since July 1, 2005, and is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of our size and scope; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be simple, transparent and easy for shareholders to understand. The table below on non-management directors’ compensation includes the following compensation:

          Each non-employee director, other than Messrs. Levan and Abdo, receive $100,000 annually for service on the Board of Directors, of which no more than $50,000 is payable in cash. The non-cash portion of each non-employee director’s compensation is payable in restricted stock or stock options, which are granted under our 2008 Stock Incentive Plan. Restricted stock vests monthly over the 12-month service period, or earlier upon a change-in-control of the Company. Stock options are fully vested on the date of grant, have a ten-year term and have an exercise price equal to the closing market price of a share of the Common Stock on the NYSE on the date of grant. Each year Messrs. Levan and Abdo receive options to purchase 50,000 shares of our Common Stock at an exercise price equal to the closing market price of a share of our Common Stock on the NYSE on the date of grant. Such options vest on the fifth anniversary of the date of grant. Additionally, during 2008, Messrs. Levan and Abdo were each granted 71,000 shares of restricted stock and 71,000 options to purchase Common Stock in consideration of their extensive services rendered as Chairman and Vice-Chairman, respectively. These additional stock options and restricted shares are scheduled to vest on May 21, 2013. However, in the event of a change-in-control of the Company at a price of at least $12.50 per share of Common Stock, a percentage (of up to 100%) of the options and restricted shares will vest depending on both the date of the change-in-control and the actual price for a share of the Common Stock in the transaction which results in the change-in-control.

          No director receives additional compensation for attendance at Board of Directors’ meetings or meetings of committees on which he serves except as follows. In 2008, members of the Audit Committee, other than its Chairman, received $10,000 in cash annually. The Chairman of the Audit Committee received an annual cash amount of $15,000 for his service. The Chairmen of the Nominating/Corporate Governance Committee and the Compensation Committee each received an annual cash amount of $3,500 for their service. Members of these committees do not receive any additional compensation beyond their compensation as directors. Mr. Rutherford receives $15,000 annually for his services as a member of the Investment Committee.

2008 DIRECTOR COMPENSATION TABLE

The following table sets forth certain information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alan B. Levan	$—	$60,794	$163,410	$—	$—	$—	$224,204

John E. Abdo	$—	$60,794	$163,410	—	—	$5,634	$229,838

Norman H. Becker	$65,000	$50,000	—	—	—	—	$115,000

Lawrence A. Cirillo	$50,000	—	$50,000	—	—	—	$100,000

Robert F. Dwors	$60,000	$50,000	—	—	—	—	$110,000

Scott W. Holloway	$50,000	$27,500	$26,000	—	—	—	$103,500

John Laguardia	$50,000	—	$50,000	—	—	—	$100,000

Mark A. Nerenhausen	$50,000	$50,000	—	—	—	—	$100,000

J. Larry Rutherford	$75,000	$50,000	—	—	—	—	$125,000

Arnold Sevell	$60,750	—	$52,750	—	—	—	$113,500

(1)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R), without taking into account an estimate of forfeitures related to service-based vesting of restricted stock grants, including amounts from awards granted prior to 2008, if applicable. There were no forfeitures during 2008. The grant date fair value of the restricted stock awards granted in 2008 computed in accordance with SFAS No. 123(R) is as follows: Mr. Holloway - $55,000; each of Messrs. Becker, Dwors, Nerenhausen, and Rutherford - $50,000; and each of Messrs. Levan and Abdo - $495,580.

(2)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of stock option grants, including amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in Note 1 to our Consolidated Financial Statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. There were no forfeitures during 2008. The grant date fair value of the stock option awards granted in 2008 computed in accordance with SFAS No. 123(R) is as follows: Mr. Holloway - $26,000; each of Messrs. Cirillo and Laguardia - $50,000; Mr. Sevell - $52,750; and each of Messrs. Levan and Abdo - $370,700.

          The table below sets forth the aggregate number of shares of common stock and the aggregate number of stock options held by each non-employee director as of December 31, 2008:

Name	Common Stock	Stock Options

Alan B. Levan	71,100	271,000

John E. Abdo	71,000	271,000

Norman H. Becker	16,758	16,010

Lawrence A. Cirillo	100	50,685

Robert F. Dwors	12,384	13,535

Scott W. Holloway	9,531	33,801

John Laguardia	14,483	51,186

Mark A. Nerenhausen	12,384	24,499

J. Larry Rutherford	16,758	61,010

Arnold Sevell	1,000	52,829

AUDIT COMMITTEE REPORT

          The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

          The Audit Committee’s charter sets forth the Committee’s responsibilities, which include oversight of our financial reporting on behalf of our Board of Directors and shareholders. The Audit Committee’s meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and our independent auditors for 2008, Ernst & Young LLP (“E&Y”). The Committee discussed with our internal auditors and E&Y the overall scope and plans for their respective audits and met with the internal auditors and E&Y, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls and compliance matters. On March 18, 2009, the Committee approved the continued engagement of E&Y as our independent auditor for 2009.

          The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and E&Y.

          Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America, and discuss with the Audit Committee their independence and any other matters that they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and E&Y.

          The Audit Committee also discussed with E&Y matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

          E&Y also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence and the Audit Committee discussed with E&Y its independence from us. When considering E&Y’s independence, the Audit Committee considered whether their provision of services to us beyond those rendered in connection with their audit and review of our consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to E&Y for audit and non-audit services.

          Based on these reviews and meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Members of the Audit Committee:

Norman H. Becker, Chairman
Robert F. Dwors
J. Larry Rutherford
Arnold Sevell

Fees to Independent Registered Public Accounting Firm for Fiscal 2008 and 2007

          The following table presents fees billed for professional services rendered by E&Y for the audit of our annual financial statements and fees billed for audit-related services, tax services and all other services rendered by E&Y for the years ended December 31, 2008 and 2007.

	Year Ended December 31,

	2008	2007

Audit Fees (1)	$1,686,743	$2,221,431
Audit-related fees (2)	236,074	185,348
Tax fees (3)	307,846	14,000
Other (4)	2,500	2,500

(1)

The 2007 fees include approximately $166,000 of fees reimbursed to us by Woodbridge and BFC related to the inclusion of our audited financial statements in certain of their filings with the SEC. The 2008 fees, and the balance of the 2007 fees relate to the audit of our consolidated financial statements, assessments of our internal control over financial reporting for the fiscal year, quarterly reviews of our interim financial statements, and accounting consultations on matters addressed during the audit or interim reviews.

(2)

The 2008 and 2007 fees include approximately $63,300 and $58,000, respectively, for the financial statement audit of one of our subsidiaries. The balance of the 2008 and 2007 fees related primarily to the audit of the Bluegreen Corporation Retirement Savings Plan and agreed-upon procedures related to term securitizations.

(3)

The 2008 and 2007 fees include fees for reviewing our federal and certain of our state income tax returns. The 2008 fees also include fees related to E&Y’s performance of tax due-diligence in connection with a potential acquisition which was not consummated.

(4)	The 2008 and 2007 fees represent the cost of an online accounting research subscription.

          All audit-related services, tax services and other services during 2008 were pre-approved by the Audit Committee, which concluded that the provision of such services by E&Y was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditor and shall not engage the independent auditor to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit our financial statements, including the associated fee arrangement, is approved by the Audit Committee before any audit work for that year is commenced. The Audit Committee has approved the retention of E&Y as our independent auditor for 2009. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for specific pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting and obtain ratification of such approval by the entire Committee.

          The Audit Committee has determined that E&Y’s provision of the audit-related, tax and other services (other than audit services) described above are compatible with maintaining E&Y’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Principal Shareholders and Security Ownership of Management

          The following table sets forth, as of April 2, 2009, certain information as to persons owning in excess of 5% of the outstanding shares of our Common Stock. In addition, the following table includes the outstanding securities beneficially owned by (i) our directors, (ii) the Named Executive Officers and (iii) our directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of our outstanding Common Stock as of April 2, 2009. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and us pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of our Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after April 2, 2009. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Name	Common Stock (1) (5)	Options Exercisable Within 60 Days	Total Shares Beneficially Owned	Percent of Shares Outstanding (2)

Woodbridge Holdings Corporation(3) 2100 W. Cypress Creek Road Ft. Lauderdale, FL 33309	9,517,325	100,000	9,617,325	28.9%
John E. Abdo (6)	9,588,325	50,000	9,638,325	29.0%
Norman H. Becker (7)	16,758	16,010	32,768	*
David Bidgood	166,623	200,000	366,623	1.1%
Lawrence A. Cirillo	100	50,685	50,785	*
Robert F. Dwors	12,384	13,535	25,919	*
Scott W. Holloway	9,531	33,801	43,332	*
Daniel C. Koscher	54,529	89,224	143,753	*
John Laguardia	14,483	51,896	66,379	*
Alan B. Levan (6)	9,588,425	50,000	9,638,425	29.0%
John M. Maloney, Jr.	395,363	120,000	515,363	1.5%
Mark A. Nerenhausen	12,384	24,499	36,883	*
David L. Pontius	168,891	—	168,891	*
Anthony M. Puleo (4)	126,595	17,500	144,095	*
J. Larry Rutherford	16,758	31,010	47,768	*
Arnold Sevell (7)	1,000	52,829	53,829	*
All directors and executive officers as a group (16 persons)	10,702,160	808,489	11,510,649	34.6%

Central Florida Investments, Inc. and affiliates (7) (8) 5601 Windhover Drive, Orlando, FL 32819	7,405,628	—	7,405,628	22.2%

Dimensional Fund Advisors Inc. (9) 1299 Ocean Avenue, Santa Monica, CA 90401	2,542,040	—	2,542,040	7.6%

Bay Harbour Management, L.C. (10) 375 Park Avenue, 20th Floor New York, NY 10152	2,944,262	—	2,944,262	8.8%

* Less than 1%.

(1)	Includes restricted shares that have not vested as of April 2, 2009.

(2)

In accordance with the rules of the SEC, the denominator used to calculate the percent of shares outstanding includes shares which may be acquired by the applicable individual, company or group upon the exercise of stock options that are exercisable within 60 days, plus 30,970,491 shares outstanding on April 2, 2009.

(3)

Based on the most recent Schedule 13D filed with the SEC as of January 14, 2004, Messrs. Levan and Abdo may be deemed to control Woodbridge, and therefore the shares beneficially owned by Woodbridge may also be deemed to be beneficially owned by Messrs. Levan and Abdo and the stock options beneficially owned by Messrs. Levan and Abdo may also be deemed to be beneficially owned by Woodbridge.

(4)	Amounts reported for Mr. Puleo include shares beneficially owned by Mr. Puleo’s wife, who is also an employee of the Company.

(5)	Includes shares held in the Company’s 401(k) retirement savings plan for employees of the Company.

(6)

Includes the 9,517,325 shares held by Woodbridge (as reported in a Form 4 filed with the SEC on May 23, 2008 for Messrs. Abdo and Levan), which may be deemed to be beneficially owned by both Messrs. Levan and Abdo by virtue of their control positions in Woodbridge and its controlling shareholder, BFC.

(7)

David A. Siegel, the David A. Siegel Revocable Trust, and Central Florida Investments, Inc. (collectively, the “Siegel Shareholders”) have granted an irrevocable proxy, coupled with an interest, to Norman Becker and Arnold Sevell, who are members of our Board of Directors, to vote the shares of our Common Stock owned by the Siegel Shareholders in accordance with the recommendation of our Board of Directors on any matter submitted to our shareholders.

(8)	As reported on Form 4 filed with the SEC on October 11, 2008.

(9)

As reported in a Schedule 13G/A filed with the SEC on February 9, 2009, Dimensional Fund Advisors Inc. may be deemed the beneficial owner of 2,542,040 shares owned by certain investment companies, trusts and accounts. However, in such filing, Dimensional Fund Advisors Inc. disclaims beneficial ownership of the shares.

(10)

As reported in a Schedule 13G filed with the SEC on February 13, 2009, Bay Harbour Management, L.C. may be deemed the beneficial owner of 2,944,262 shares owned by certain investment companies, trusts and accounts. However, in such filing, Bay Harbour Management, L.C. disclaims beneficial ownership of the shares.

2) PROPOSAL TO AMEND OUR RESTATED ARTICLES OF ORGANIZATION

Description of the Amendment

               The proposed amendment (referred to within this section as the “Amendment”), if approved, would amend Article 3 of our Restated Articles of Organization to increase the number of authorized shares of Common Stock from 90,000,000 shares to __,000,000 shares. The Amendment will have no impact on the relative rights, powers and limitations of the Common Stock, and holders of Common Stock do not have preemptive rights to acquire or subscribe for any of the additional shares of Common Stock authorized by the Amendment. The form of the Amendment is attached to this Proxy Statement as Appendix A.

Reasons for the Amendment

               Our Restated Articles of Organization presently authorize the issuance of a total of 90,000,000 shares of Common Stock. As of April 2, 2009, we had issued and outstanding 32,477,220 shares of Common Stock. In addition, as of April 2, 2009, an aggregate of ______ shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options.

               The Board of Directors approved the Amendment in order to give us the flexibility to consider potential future actions which involve the issuance of shares of Common Stock, including a possible rights offering to our shareholders, public or private stock offerings, acquisitions, stock-based compensation, stock dividends or distributions or other corporate purposes which may be identified in the future by the Board of Directors.

               Other than a possible rights offering to our shareholders, we are not currently considering and have no agreements with respect to the issuance of any shares of Common Stock. However, we have and will continue to evaluate the advisability of other stock offerings and other future actions involving the issuance of our securities, including Common Stock, in the future. Subject to certain limited exceptions, shareholder approval will not be required prior to the issuance of shares of Common Stock and, unless shareholder approval is required by applicable law, rule or regulation, we do not anticipate seeking the approval of our shareholders in connection with any such future issuances.

Possible Anti-Takeover Effects of the Amendment

               We are subject to the General Laws of Massachusetts, including Chapter 110D thereof, which relates to “control share acquisitions.” The control share acquisition statute generally provides that shares of Common Stock acquired within specified voting ranges (shares representing in excess of 20%, 33% and 50% of our outstanding voting power) will not possess voting rights unless the acquisition of the shares is approved by a majority vote of our disinterested shareholders.

Our Restated Articles of Organization and our Bylaws also presently contain other provisions which could have anti-takeover effects, including, without limitation, the division of the Board of Directors into three classes of directors with three-year staggered terms and the authority of the Board of Directors to issue, and to fix the relative rights and preferences of, preferred stock without additional shareholder approval.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR RESTATED ARTICLES OF ORGANIZATION.

3) PROPOSAL TO AMEND OUR 2008 STOCK INCENTIVE PLAN

Background

          During 2008, the Board of Directors and shareholders approved our 2008 Stock Incentive Plan (referred to within this section as the “Plan”), which provides for the issuance of restricted stock awards and for the grant of options to purchase shares of our Common Stock. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility at the Company, to provide additional long term incentives to employees of the Company and its subsidiaries as well as to other individuals who perform services for the Company and its subsidiaries, and to promote the success and profitability of the Company’s business. The Plan currently limits the total number of shares of Common Stock available for grant under the Plan to 4,000,000 shares. The Plan also currently limits the number of shares of restricted stock and the number of shares underlying stock options which may be granted during any calendar year to “covered employees” (as defined in Section 162(m) of the Code) of the Company to 500,000 shares and 2,500,000 shares, respectively, and provides that no person shall be granted options under the Plan in any calendar year covering, in the aggregate, more than 1,000,000 shares. As of April 2, 2009, __________ shares of Common Stock remained available for grant under the Plan.

Description of Proposed Amendment

          In light of, among other factors, the current economic environment and the trading price of our Common Stock, the Board of Directors has determined that the current number of shares available for grant under the Plan, both in the aggregate and to eligible individuals during any calendar year, does not afford the flexibility needed to provide competitive equity-based incentive compensation opportunities to employees of the Company. The Board of Directors believes that the ability to grant equity-based incentive compensation awards promotes the retention and recruiting of key employees and enhances the relationship between employee performance and the creation of shareholder value. Therefore, and based upon the recommendation of the Compensation Committee, the Board of Directors has approved an amendment to the Plan (referred to within this section as the “Plan Amendment”) which would increase the aggregate number of shares available for grant under the Plan to __,000,000 shares as well as increase the number of shares of restricted stock and the number of shares underlying stock options which may be granted during any calendar year to covered employees of the Company and the number of shares underlying options which may be granted to any person under the Plan during any calendar year to the full amount of shares available for grant under the Plan. As a result of the Plan Amendment, the committee responsible for administering the Plan will also have the discretion to substitute new awards for previously granted awards which have less favorable terms, including the discretion to re-price stock options, or substitute new stock options for previously granted stock options which have higher exercise prices.

          The Plan also sets forth a list of performance goals which must be attained as a condition of an award recipient’s retention of shares underlying performance-based restricted stock awards and provides that no performance-based restricted stock awards may be granted after _______, 2013 unless such performance goals are re-approved by the Company’s shareholders. In order to save the Company the costs of soliciting further proxies in the future, the Board of Directors has also determined that shareholder approval of the Plan Amendment will constitute shareholder re-approval of the performance goals under the Plan such that, for the remaining term of the Plan, performance-based restricted stock awards may be granted without any further shareholder approval. See Performance-Based Restricted Stock Awards below as well as Section 8(c) of the Plan attached to this Proxy Statement as Appendix B for a discussion of the performance goals under the Plan.

Description of the Plan

          Other than as described above, the terms and conditions of the Plan, which were approved by the Company’s shareholders at the Company’s 2008 annual meeting, will remain unchanged and are summarized below.

               Types of Awards. The Plan allows the Company to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock.

               Administration. The Plan is administered by an administrative committee which may consist of not less than two members of the Board of Directors. The administrative committee has broad discretionary powers. The Board of Directors may exercise any power or discretion conferred on the administrative committee. The Compensation Committee currently serves as the administrative committee for the Plan.

               Stock Subject to the Stock Incentive Plan. The Company will at all times reserve and keep available such number of shares as may be required to meet the needs of the Plan. Any shares subject to stock awards or option grants under the Plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full are available for further grant under the Plan.

               Eligibility. The administrative committee selects the people who will receive stock option grants and restricted stock awards under the Plan. Any employee or director of the Company or of any of the Company’s subsidiaries, and any independent contractor or agent of the Company, may be selected to receive restricted stock awards and stock option grants. [As of April 2, 2009, all of our directors and full-time employees were eligible to be selected to receive restricted stock awards and stock option grants].

               Restricted Stock Awards. The administrative committee may, in its discretion, grant awards of restricted stock to eligible individuals under the Plan. The administrative committee determines at the time of the grant whether the award is a performance-based restricted stock award, the number of shares of Common Stock subject to the award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award.

               Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee exercises all voting and tender rights relating to such shares in its discretion and holds and accumulates any dividends or distributions on such shares for distribution at the same time and terms as the shares. However, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.

               Vesting. All restricted stock awards are subject to a vesting schedule specified by the administrative committee at the time the award is made. If the administrative committee does not specify a vesting schedule, the award vests on the first anniversary of the grant date. In the event of death or termination due to disability before the vesting date, unvested awards that would have vested within six months after death or termination for disability are deemed vested. All other awards that are unvested at termination of employment are forfeited.

               Performance-Based Restricted Stock Awards. At the time of grant, the administrative committee may designate a restricted stock award as a performance-based restricted stock award. If it does so, the administrative committee establishes, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. The performance goal(s) are based on one or more of the following:

•	earnings per share;

•	net income;

•	EBITDA;

•	return on equity;

•	return on assets;

•	core earnings;

•	stock price;

•

strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals; and

•	except in the case of a “covered employee” under Section 162(m) of the Code, any other performance criteria established by the administrative committee.

               Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or results of individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made.

               The administrative committee determines in its discretion whether the award recipient has attained the performance goals. If the administrative committee determines that the award recipient attained the performance goals, the administrative committee certifies that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards are forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award is distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).

               Terms and Conditions of Stock Option Grants. The administrative committee sets the terms and conditions of the stock options that it grants. The administrative committee may not grant a stock option with a term of greater than 10 years or with a purchase price that is less than the fair market value of a share of Common Stock on the date it grants the stock option.

               The administrative committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Code and the Plan. Unless otherwise designated by the administrative committee, options granted are exercisable for a period of ten years after the date of grant (or for a shorter period ending three months after the option holder’s termination of employment due to disability, one year after termination of employment due to death, or immediately upon termination for any other reason). The exercise period may be further extended for limited periods in the administrative committee’s discretion.

               Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, Common Stock already owned by the option holder, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, to charitable organizations or upon death of the option holder.

               Mergers and Reorganizations. The number of shares available under the Plan, the maximum limits on option grants and restricted stock awards to persons or groups of persons individually and in the aggregate, any outstanding awards and the number of shares subject to outstanding options may be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board of Directors, may be canceled and payment made to the option holder in an amount equal to the value of the canceled options or modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award shall be adjusted by allocating to the award recipient any money, stock, securities or other property received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the restricted stock award that applied to the shares for which it has been exchanged.

               Termination or Amendment. The Board of Directors has the authority to suspend or terminate the Plan in whole or in part at any time by giving written notice to the administrative committee. The Board of Directors also has the authority to amend or revise the plan in whole or part at any time, subject to shareholder approval of such revision or amendment if shareholder approval is required by applicable law, rule or regulation, including the listing standards of the New York Stock Exchange. No amendment or termination may affect any option or restricted stock award granted prior to the amendment or termination without the recipient’s consent, unless the administrative committee finds that such amendment or termination is in the best interests of the award recipient or the Company’s shareholders.

               Term of Plan. Unless terminated sooner, the Plan will expire on ___________, 2018.

Federal Income Tax Consequences

               The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock options that may be granted under the Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Plan is not a qualified plan under Section 401(a) of the Code.

               Restricted Stock Awards. Stock awards granted under the Plan do not result in federal income tax consequences to either the Company or the award recipient. Once the award is vested and the shares subject to the award are distributed, the award recipient is generally required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company is generally allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the Plan, such dividend amounts are also included in the ordinary income of the recipient. The Company is generally allowed to claim a deduction for compensation expense for this amount as well.

               In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

               Stock Options. Incentive stock options do not create federal income tax consequences when they are granted. If incentive stock options are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise does not create federal income tax consequences. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

               Incentive stock options that are exercised more than one year after termination of employment due to death or disability, or three months after termination of employment for other reasons, are treated as non-qualified stock options. Non-qualified stock options do not create federal income tax consequences when they are granted. When non-qualified stock options are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

               When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, the Company is not allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.

               Deduction Limits. The Code places an annual limit of $1 million each on the tax deduction that the Company may claim in any fiscal year for the compensation of its chief executive officer and any other executive officers named in the summary compensation table for that fiscal year included in the Company’s annual proxy statement. There is an exception to this limit for “qualified performance-based compensation.” The Company designed the Plan with the intention that stock options and performance-based restricted stock awards granted under the Plan constitute qualified performance-based compensation. As a result, the Company does not believe that the $1 million limit will impair its ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the Plan. The $1 million limit would apply to (i) future restricted stock awards, if any, made to covered employees that are not designated as performance-based restricted stock awards and (ii) all stock options and all restricted stock awards outstanding under the Plan on the date of this Proxy Statement.

               The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the Plan. State and local tax consequences may also be significant.

Future Plan Benefits

               Restricted stock awards and option grants under the Plan are discretionary, and the administrative committee has not yet determined to whom and in what amount future awards will be made. As a result, no information is provided concerning future benefits to be delivered under the Plan to any individual or group of individuals.

               The foregoing descriptions of the Plan Amendment and the Plan are qualified in their entirety by reference to the full text of the Plan, as proposed to be amended by the Plan Amendment, which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2008 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

          Set forth below is certain information, as of December 31, 2008, concerning our equity compensation plans for which we have previously obtained shareholder approval and those equity compensation plans for which we have not previously obtained shareholder approval (in thousands, except per share amounts):

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Stock Options	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Stock Options)

Equity compensation plans approved by security holders	2,709	$9.51	2,076
Equity compensation plans not approved by security holders	—	—	—

4)	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors has selected E&Y as our independent registered public accounting firm for fiscal 2009. E&Y, a firm of registered public accountants, and its predecessor, Arthur Young & Co., has served as the Company’s independent registered public accounting firm since 1984. E&Y will examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries.

          Representatives of E&Y will be present at the annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to questions. You can find information on the pre-approval of the independent auditor fees and E&Y’s 2007 and 2008 fees beginning on page 24.

          The Board of Directors considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of E&Y for ratification by the shareholders as a matter of good corporate practice. If the appointment of E&Y is not ratified, then we will review our future selection of an independent registered public accounting firm in light of that vote result.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

OTHER MATTERS

          As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Annual Meeting, which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING
TO BE HELD ON MAY 19, 2009

          This Proxy Statement (including the accompanying form of proxy card) and our Annual Report to Shareholders for the year ended December 31, 2008 are available at www.proxyvote.com.

ADDITIONAL INFORMATION

          “Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or our transfer agent, BNY Mellon Shareowner Services, that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, we will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or BNY Mellon Shareowner Services if you hold registered shares. You can notify BNY Mellon Shareowner Services by sending a written request to BNY Mellon Shareowner Services, 300 Galleria Parkway NW, Suite 1020, Atlanta, GA, 30339, attention Judy Hsu.

          Shareholder Proposals for the 2010 Annual Meeting. Proposals of our shareholders intended to be presented at the 2010 Annual Meeting of Shareholders must be received by us not later than December 30, 2009, to be considered for inclusion in our proxy materials relating to the 2009 Annual Meeting and, on or before March 15, 2010, for matters to be considered timely such that, pursuant to Rule 14a-4 under the Exchange Act, we may not exercise our discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to us at our principal office addressed to Anthony M. Puleo, Secretary. Other requirements for inclusion are set forth under Rule 14a-8 under the Exchange Act.

          Proxy Solicitation Costs. All costs of solicitation will be borne by us. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by our directors, executive officers and regular employees, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

April __, 2009

Appendix A

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Form of Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: Bluegreen Corporation

(2) Registered office address: 84 State Street, Boston, MA 02109

(3) These Articles of Amendment affect Article 3

(4) Date adopted: May __, 2009

(5) Approved by:

☐	the incorporators
☐	the board of directors without shareholder approval and shareholder approval was not required
☒	the board of directors and the shareholders in the manner required by law and the articles of organization

(6) State the article number and the text of the amendment.

Article 3 of the Company’s Restated Articles of Organization is hereby amended to increase the number of authorized shares of Common Stock, $.01 par value, from 90,000,000 shares to ___, 000,000 shares.

To change the number of shares and the par value,* if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES

		COMMON STOCK	90,000,000
		PREFERRED STOCK	1,000,000

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES

		COMMON STOCK	___,000,000
		PREFERRED STOCK	1,000,000

(7) The amendment shall be effective at the time and on the date approved by the Division.

Signed by:

_________________________________________________________________,
(signature of authorized individual)

on this _________ day of__________ , 2009.

Appendix B

BLUEGREEN CORPORATION
2008 STOCK INCENTIVE PLAN

           1. PURPOSES. The purposes of this Bluegreen Corporation 2008 Stock Incentive Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional long-term incentives to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success and profitability of the Company’s business. Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “nonqualified stock options,” at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the Stock Option Agreement (as defined in Section 2 below).

           2. DEFINITIONS. As used herein, the following definitions shall apply:

               (a) “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

                (b) “Award Recipient” shall mean the recipient of a Restricted Stock Award.

                (c) “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

                (d) “Board of Directors” shall mean the Board of Directors of the Company.

                (e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

                (f) “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

                (g) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

                (h) “Company” shall mean Bluegreen Corporation, a Massachusetts corporation, and its successors and assigns.

                (i) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee. Continuous Status as an Employee shall not be deemed terminated or interrupted by a termination of employment followed immediately by service as a non-Employee director of the Company or one or more of its Subsidiaries until a subsequent termination of all service as either a non-Employee director or an Employee.

                (j) “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” within the meaning of Section 162(m) of the Code.

                (k) “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

                (l) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

                (m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

                (n) “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the relevant date, as reported in any newspaper of general circulation, or (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations (“Nasdaq”) System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the relevant date, as reported by a generally recognized reporting service.

                (o) “Incentive Stock Option” shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                (p) “Nonqualified Stock Option” shall mean a stock option not intended to qualify as an Incentive Stock Option or a stock option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of Section 422 of the Code.

                (q) “Option” shall mean a stock option granted pursuant to the Plan.

                (r) “Optioned Stock” shall mean the Shares subject to an Option.

                (s) “Optionee” shall mean the recipient of an Option.

                (t) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (u) “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 8(c) is applicable.

                (v) “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, the performance goal(s) established pursuant to Section 8(c)(i), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

                (w) “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

                (x) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

                (y) “Restricted Stock Award” shall mean an award of Shares pursuant to Section 8.

                (z) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

                (aa) “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent or Subsidiary; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent or Subsidiary, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent or Subsidiary; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent or Subsidiary.

                (bb) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.

                (cc) “Stock Option Agreement” shall mean the written option agreements described in Section 14 of the Plan.

                (dd) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

                (ee) “Transferee” shall mean a “transferee” of the Optionee as defined in Section 7(d) of the Plan.

           3. STOCK. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options under the Plan is __,000,000 Shares. During any calendar year, individuals who are Covered Employees may not be issued in the aggregate Shares covered by Restricted Stock Awards or Options in excess of the full amount of Shares available for grant under the Plan. If an Option or Restricted Stock Award should expire or become unexercisable for any reason without having been exercised or vested in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

     Subject to the provisions of Section 9 of the Plan, no person shall be granted Options under the Plan in any calendar year covering an aggregate of more than the full amount of Shares available for grant under the Plan. If an Option should expire, become unexercisable for any reason without having been exercised in full, or be cancelled for any reason during the calendar year in which it was granted, the number of Shares covered by such Option shall nevertheless be treated as Options granted for purposes of the limitation in the preceding sentence.

           4. ADMINISTRATION.

                (a) Procedure. The Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Company. The Committee shall consist of not less than two members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two members of the Board of Directors administer the Plan. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board may take any action and exercise any power, privilege or discretion under the Plan that would otherwise be the responsibility of the Committee.

                (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options or to grant Restricted Stock Awards; (ii) to determine, upon review of relevant information, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted or consideration for Restricted Stock Awards; (iv) to determine the persons to whom, and the time or times at which, Options and Restricted Stock Awards shall be granted and the number of Shares to be represented by each Option or Restricted Stock Award; (v) to determine the vesting schedule of the Options and Restricted Stock Awards to be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option or Restricted Stock Award granted (which need not be identical) and, with the consent of the holder thereof if required, modify or amend each Option or Restricted Stock Award; (ix) to accelerate or defer (with the consent of the holder thereof) the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted by the Committee; (xi) to substitute new Options or Restricted Stock Awards for previously granted Options or Restricted Stock Awards, as the case may be, which previously granted Options or Restricted Stock Awards contain less favorable terms, including, in the case of Options, higher exercise prices (for example, a “re-pricing”), providing that any such substitution would not result in penalties imposed by Section 409A of the Code; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                (c) Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.

           5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options and Restricted Stock Awards may be granted to Employees as well as directors, independent contractors and agents who are natural persons (but only if such Options or Restricted Stock Awards are granted as compensation for personal services rendered by the independent contractor or agent to the Company or a Subsidiary that are not services in connection with the offer or sale of securities in a capital-raising transaction or services that, directly or indirectly, promote or maintain a market for the Company’s securities), as determined by the Committee. Any person who has been granted an Option or Restricted Stock Award may, if he is otherwise eligible, be granted an additional Option or Options or Restricted Stock Award.

      Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

      The Plan shall not constitute a contract of employment nor shall the Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his right or the Company’s or any Parent’s or Subsidiary’s right to terminate his employment or his provision of services at any time.

           6. TERM OF PLAN. The Plan shall continue in effect for 10 years from the date of its adoption by the Board of Directors, unless sooner terminated under Section 11 of the Plan.

           7. STOCK OPTIONS.

                (a) Term of Option. The term of each Option shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter time as may be provided in such Optionee’s Stock Option Agreement

                (b) Exercise Price And Consideration.

                     (i) Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

                          (A) In the case of an Incentive Stock Option which is

                               (1) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                               (2) granted to an Employee not within (1), the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                               (3) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                     (ii) Certain Corporate Transactions. In the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an “incentive stock option”) to preserve, on a per Share basis immediately after such corporate transaction, the same ratio of Fair Market Value per Option Share to exercise price per Share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

                     (iii) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company’s capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company’s jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the “cashless exercise” of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee’s behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

                (c) Exercise of Option.

                     (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company or its Subsidiaries and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b)(iii) of the Plan. Until the issuance of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), which in no event will be delayed more than 30 days from the date of the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                     (ii) Termination of Status as an Employee. Subject to this Section 7(c)(ii), if any Employee ceases to be in Continuous Status as an Employee, he or any Transferee may, but only within 30 days or such other period of time not exceeding three months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date he ceases to be an Employee, exercise his Option to the extent that he or any Transferee was entitled to exercise it as of the date of such termination. To the extent that he or any Transferee was not entitled to exercise the Option at the date of such termination, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate. If any Employee ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such Employee or any Transferee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee. Notwithstanding the foregoing, if an Employee ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, re-assignment to another member of the affiliated group of which the Company is a member or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7(c)(ii); provided that the Employee shall execute an agreement, in form and substance satisfactory to the Committee, waiving such Employee’s right to have such Employee’s Options treated as Incentive Stock Options from and after a date determined by the Committee which shall be no later than three months from the date on which such Employee ceases to be in Continuous Status as an Employee, and such Employee’s Options shall thereafter be treated as Nonqualified Stock Options for all purposes.

                     (iii) Disability of Optionee. Notwithstanding the provisions of Section 7(c)(ii) above, in the event an Employee is unable to continue his employment as a result of his Disability, he or any Transferee may, but only within three months or such other period of time not exceeding 12 months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of termination of employment, exercise his Option to the extent he or any Transferee was entitled to exercise it at the date of such Disability. To the extent that he or any Transferee was not entitled to exercise the Option at the date of Disability, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate.

                     (iv) Death of Optionee. In the event of the death of an Optionee:

                          (A) during the term of the Option and who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within 12 months (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one month after the date of death; or

                          (B) within 30 days or such other period of time not exceeding three months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three months following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination.

                          (d) Transferability Of Options. During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (1) a family member of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than 50% beneficial interest; (3) a foundation in which such persons collectively control the management of assets; (4) any other legal entity in which such persons collectively own more than 50% of the voting interests; or (5) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a “Transferee”); provided, however, in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

           8. RESTRICTED STOCK AWARDS.

                (a) In General.

                (i) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

                          (A) the number of Shares covered by the Restricted Stock Award;

                          (B) the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

                          (C) whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

                          (D) the date of grant of the Restricted Stock Award; and

                          (E) the vesting date for the Restricted Stock Award;

                (ii) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

                          (A) registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

                          (B) registered in the name of Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

                          (C) registered in the name of and delivered to the Award Recipient.

      In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between Bluegreen Corporation and [Name of Award Recipient] dated [Date] made pursuant to the terms of the Bluegreen Corporation 2008 Stock Incentive Plan, copies of which are on file at the executive offices of Bluegreen Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

     and/or such other restrictive legend as the Committee, in its discretion, may specify.

                     (iii) Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

                (b) Vesting Date.

                     (i) The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

                          (A) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (1) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (2) the Fair Market Value of such Shares on the date of forfeiture);

                          (B) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (1) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (2) the Fair Market Value of such Shares on the date of forfeiture); and

                (c) Performance-Based Restricted Stock Awards.

                     (i) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals the attainment of which shall be a condition of the Award Recipient’s right to retain the related Shares. The Performance Goals shall be selected from among the following:

                          (A) earnings per share;

                          (B) net income;

                          (C) EBITDA;

                          (D) return on equity;

                          (E) return on assets;

                          (F) core earnings;

                          (G) stock price;

                          (H) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals;

                          (I) except in the case of a Covered Employee, any other performance criteria established by the Committee;

                          (J) any combination of (A) through (I) above.

      Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items, taxes and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary (or individual business units) and/or the past or current performance of other companies.

                (ii) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the

Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

                          (A) if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

                          (B) in all other cases, the period of four consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

                (iii) Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

                (iv) If the Performance Goals for a Performance-Based Restricted Stock Award have been determined by the Committee to have been attained and certified, the Committee shall either:

                          (A) if the relevant vesting date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient;

                          (B) in all other cases, continue the Shares in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

      If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (1) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (2) the Fair Market Value of such Shares on the date of forfeiture).

                (v) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this Section 8(c)(v) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

                (d) Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

                (e) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award, shall be exercised by the Committee in its discretion.

                (f) Tender Offers. Each Award Recipient shall have the right to respond, or to direct the response, with respect to the issued Shares related to its Restricted Stock Award, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

                    (g) Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

                     (h) Taxes. The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

           9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

      Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under the Plan in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options and Restricted Stock Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any such adjustment to an Option or Performance-Based Restricted Stock Award granted to a Covered Employee with respect to the Company or its Parent or Subsidiaries shall conform to the requirements of Section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an “incentive stock option” as defined in Section 422 of the Code. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Restricted Stock Award.

      In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that holders of Common Stock will be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of the Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Optioned Stock equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled or modified to provide for alternative, nearly equivalent securities in the surviving entity.

      In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

      Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options or Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

           10. TIME FOR GRANTING OPTIONS AND RESTRICTED STOCK AWARDS. The date of grant of an Option or Restricted Stock Award shall, for all purposes, be the date on which the Committee makes the determination granting such Option or Restricted Stock Award or such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of such grant.

           11. AMENDMENT AND TERMINATION OF THE PLAN.

                (a) Committee Action; Shareholders’ Approval. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company’s shareholders.

                (b) Effect of Amendment or Termination. No amendment or termination or modification of the Plan shall in any manner affect any Option or Restricted Stock Award theretofore granted without the consent of the Optionee or Award Recipient, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Options or Restricted Stock Awards theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of shareholders, Optionees or Award Recipients.

           12. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to a Restricted Stock Award unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of a Restricted Stock Award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, grant of a Restricted Stock Award or delivery of Shares with respect to a Restricted Stock Award, the Company may require the Person exercising such Option or acquiring such Shares or Restricted Stock Award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

           13. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

           14. STOCK OPTION AGREEMENT; AWARD NOTICE. Options shall be evidenced by written option agreements and Restricted Stock Awards shall be evidenced by Award Notices, each in such form as the Board of Directors or the Committee shall approve.

           15. Intentionally omitted.

           16. OTHER PROVISIONS. The Stock Option Agreements or Award Notices authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option or vesting of the Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable. Any Incentive Stock Option

Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Option will be an incentive stock option as defined in Section 422 of the Code.

           17. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Restricted Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

           18. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

           19. WITHHOLDINGS; TAX MATTERS.

                (a) The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Option Agreement, an Option holder shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option holder) by a number equal to the quotient of (i) the total minimum amount of required tax withholding divided by (ii) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.

                (b) If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between Bluegreen Corporation and [Name of Recipient] dated [Date] made pursuant to the terms of the Bluegreen Corporation 2008 Stock Incentive Plan, copies of which are on file at the executive offices of Bluegreen Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (i) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (ii) the Fair Market Value of such Shares on the date of forfeiture).

           20. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

           21. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

          22. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

           23. SEVERABILITY. If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of the Plan and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

4960 CONFERENCE WAY NORTH
SUITE 100
BOCA RATON, FL 33431

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BLUEGREEN CORPORATION The Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		☐	☐	☐
1.	Election of Directors
Nominees:
01) Norman H. Becker
02) Robert F. Dwors
03) J. Larry Rutherford
04) Arnold Sevell

The Board of Directors recommends that you vote FOR the following proposals:						For	Against	Abstain

2.

Proposal to approve an amendment to the Company’s Restated Articles of Organization increasing the number of authorized shares of the Company’s common stock from 90,000,000 shares to _____, 000,000 shares.

						☐	☐	☐

3.	Proposal to approve in amendment to the Company’s 2008 Stock Incentive Plan.					☐	☐	☐

4.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.					☐	☐	☐

NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, then the proxy will be voted FOR items 1, 2, 3 and 4 and if any other matters properly come before the meeting, the person named in the proxy will vote in their discretion.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2009 Annual Meeting of Shareholders

Tuesday, May 19, 2009 at 11:30 a.m. Eastern Time

Corporate Center, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309 You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.

M14058-P73752

BLUEGREEN CORPORATION
4960 CONFERENCE WAY NORTH, SUITE 100
BOCA RATON, FLORIDA 33431

The shareholder(s) hereby appoint(s) Anthony M. Puleo and Raymond S. Lopez, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Bluegreen Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 a.m., Eastern Time on Tuesday, May 19, 2009, at the Corporate Center, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, and any adjournment or postponement thereof.

THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON NAMED IN THE PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE